UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – October 18, 2018

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

InfraREIT Merger Agreement

On October 18, 2018, Oncor Electric Delivery Company LLC (“Oncor”) entered into an Agreement and Plan of Merger (the “InfraREIT Merger Agreement”) among Oncor, 1912 Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Oncor (“Merger Sub”), Oncor T&D Partners, LP, a Delaware limited partnership and a wholly-owned indirect subsidiary of Oncor (“Merger Partnership”), InfraREIT, Inc., a Maryland corporation (“InfraREIT”), and InfraREIT Partners, LP, a Delaware limited partnership (“InfraREIT Partners”). Pursuant to the InfraREIT Merger Agreement, (i) InfraREIT will be merged with and into Merger Sub (the “Company Merger”), with Merger Sub continuing as the surviving company (the “Surviving Company”), and (ii) Merger Partnership will be merged with and into InfraREIT Partners (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with InfraREIT Partners continuing as the surviving entity (the “Surviving Partnership”). As a result of the Mergers, Oncor will own, directly or indirectly, all of the outstanding limited partnership interests in InfraREIT Partners and InfraREIT’s status as a Real Estate Investment Trust will terminate.

Subject to the terms and conditions set forth in the InfraREIT Merger Agreement, (i) at the effective time of the Company Merger, each share of common stock, par value $0.01 per share, of InfraREIT issued and outstanding immediately prior to the effective time of the Company Merger (other than any shares of common stock held, directly or indirectly, by Oncor, Merger Sub or Merger Partnership) will be converted into the right to receive $21.00 per share in cash, without interest, except that shares of InfraREIT common stock held, directly or indirectly, by Oncor, Merger Sub or Merger Partnership will be automatically cancelled and (ii) at the effective time of the Partnership Merger, each limited partnership unit of InfraREIT Partners issued and outstanding immediately prior to the effective time of the Partnership Merger (other than any units held, directly or indirectly, by the Surviving Company or Oncor) will be converted into the right to receive $21.00 per unit in cash, without interest, except that units of InfraREIT Partners held, directly or indirectly, by the Surviving Company or Oncor will not be affected and will remain outstanding as units of the Surviving Partnership. Total purchase price based on the number of shares and partnership units of InfraREIT and InfraREIT Partners currently outstanding is approximately $1.275 billion, plus Oncor would bear certain transaction costs incurred by InfraREIT (including a management agreement termination fee of approximately $40.5 million that InfraREIT has agreed to pay Hunt Consolidated, Inc. at closing). In addition, the transaction also includes InfraREIT’s outstanding debt, which as of June 30, 2018 totaled an aggregate of approximately $945 million.

During the period beginning on October 18, 2018 and continuing until 11:59 p.m. (Dallas time) on November 17, 2018 (the “Go-Shop Period”), InfraREIT, certain of its subsidiaries, and their representatives may solicit, initiate, facilitate or encourage alternative acquisition proposals from persons other than Oncor, participate in discussions and negotiations regarding any such acquisition proposal and provide nonpublic information to any persons making any such acquisition proposal pursuant to a confidentiality agreement with each such person. At the end of the Go-Shop Period, InfraREIT, certain of its subsidiaries and their representatives will cease such activities and be subject to customary “no-shop” restrictions on their ability to solicit acquisition proposals from third parties or to provide information to and engage in discussions with a third party in relation to an acquisition proposal, subject to certain customary exceptions to permit the Board of Directors of InfraREIT (the “InfraREIT Board”) to comply with its duties under applicable law. However, if a third party has submitted an acquisition proposal during the Go-Shop Period that the InfraREIT Board determines in good faith, after consultation with its financial advisor and outside legal counsel, is or would reasonably be likely to result in a Superior Proposal (as defined in the InfraREIT Merger Agreement), then the InfraREIT Board may continue discussions or negotiations with such party.

The InfraREIT Merger Agreement contains customary representations and warranties of Oncor, Merger Sub, Merger Partnership, InfraREIT and InfraREIT Partners. Additionally, the InfraREIT Merger Agreement provides for customary pre-closing covenants of InfraREIT and InfraREIT Partners, including covenants relating to conducting their business in the ordinary course consistent with past practice and refraining from taking certain actions, covenants not to solicit proposals relating to alternative transactions (except during the Go-Shop Period as described above) or, subject to certain exceptions, not to enter into discussions concerning or provide information in connection with alternative transactions, and covenants requiring the InfraREIT Board to recommend that its stockholders approve the InfraREIT Merger Agreement, subject to certain exceptions.

Oncor, InfraREIT and InfraREIT Partners have agreed to use their respective reasonable best efforts, subject to certain exceptions, to consummate the transactions contemplated by the InfraREIT Merger Agreement as promptly as practicable. The Agreement provides, among other items, that no later than 45 days after the date of the InfraREIT

Merger Agreement, the parties will submit to the Public Utility Commission of Texas (“PUCT”) a single, integrated Joint Application for Sale, Transfer or Merger and requests for other necessary approvals required to effect the Merger, which application will contain the terms, undertakings and provisions described in the InfraREIT Merger Agreement.

Consummation of the Mergers is subject to the satisfaction of customary closing conditions, including, among others, (i) obtaining the approval of the InfraREIT Merger Agreement by both a majority of the votes entitled to be cast by all InfraREIT stockholders and a majority of the votes entitled to be cast by all InfraREIT stockholders excluding certain affiliates of Hunt Consolidated, Inc. (together, the “InfraREIT Stockholder Approval”), (ii) the substantially concurrent consummation of the Asset Exchange (as defined below), (iii) the absence of certain make-whole, prepayment, accelerated payment obligations, or events of default with respect to certain notes of InfraREIT subsidiaries and obtaining of consents to certain amendments to the terms of the applicable notes, (iv) the satisfaction of certain regulatory conditions, including the receipt of the approval of the PUCT and the Federal Energy Regulatory Commission, (v) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (vi) clearance by the Committee on Foreign Investment in the United States.

The InfraREIT Merger Agreement also provides for certain termination rights of Oncor and InfraREIT, including the right of either party to terminate the InfraREIT Merger Agreement if the Merger is not consummated within 270 days after the date of the InfraREIT Merger Agreement (the “Initial Termination Date”), provided that the Initial Termination Date may be extended one time for a period of 90 days to allow the parties to continue seeking regulatory approval. Either party may also terminate the InfraREIT Merger Agreement if (i) the InfraREIT Stockholder Approval was not obtained at a duly convened meeting of InfraREIT stockholders, (ii) any order restraining, enjoining or otherwise prohibiting the Mergers becomes final and non-appealable, (iii) the PUCT issues a final order denying the requested PUCT approval and such order becomes final, or (iv) InfraREIT enters into an Alternative Acquisition Agreement (as defined in the InfraREIT Merger Agreement) after receiving a Superior Proposal. Additionally, Oncor may also terminate the InfraREIT Merger Agreement if the InfraREIT Board changes its recommendation of the Mergers prior to obtaining the InfraREIT Stockholder Approval, or if the Asset Exchange Agreement (as defined below) is validly terminated.

Under certain limited circumstances, InfraREIT may be required to pay a termination fee of up to $44.6 million to Oncor, the exact amount of which depends on the circumstances under which the InfraREIT Merger Agreement is terminated.

The InfraREIT Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Oncor, InfraREIT, InfraREIT Partners or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the InfraREIT Merger Agreement were made only for purposes of the InfraREIT Merger Agreement and as of specific dates, were solely for the benefit of the parties to the InfraREIT Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the InfraREIT Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the InfraREIT Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the InfraREIT Merger Agreement, which subsequent information may or may not be fully reflected in Oncor’s public disclosures.

The foregoing discussion of the terms of the InfraREIT Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the InfraREIT Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Financing of the Mergers

In connection with entering into the InfraREIT Merger Agreement, Oncor has received a commitment letter (the “Equity Commitment Letter”), dated as of the date of the InfraREIT Merger Agreement, from Sempra Energy (“Sempra”), the indirect owner of 80.25 percent of Oncor’s outstanding membership interests, and certain indirect equityholders of Texas Transmission Investment LLC, the owner of 19.75 percent of Oncor’s outstanding membership interests (the “TTI Members”, and together with Sempra, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide their pro rata share of capital contributions to Oncor in an aggregate principal amount of up to $1.330 billion, to fund the cash consideration payable in the Mergers and the payment of related fees and expenses (the “Equity Financing”). The funding of the Equity Financing provided for in the Equity Commitment Letter is contingent on the satisfaction of customary conditions, including the substantially simultaneous closing of the transactions contemplated by the InfraREIT Merger Agreement, but is not a condition to the Mergers.

Asset Exchange Agreement

On October 18, 2018, Oncor entered into an Agreement and Plan of Merger (the “Asset Exchange Agreement”) among Oncor, Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company (“SDTS”), and Sharyland Utilities, L.P., a Texas limited partnership (“SU”).

The Asset Exchange Agreement provides that, pursuant to the joint survivor merger of SU and SDTS (the “Asset Exchange”), (i) SDTS will accept and assume certain of the electricity transmission and distribution-related assets and liabilities of SU (the “NTX Package”), and (ii) SU will accept and assume certain of the electricity transmission and distribution-related assets and liabilities of SDTS (the “STX Package”). The NTX Package is currently contemplated to consist of certain real property and other assets used in the electric transmission and distribution business in Central, North and West Texas, as well as equity interests in GS Project Entity, L.L.C., a Texas limited liability company. The STX Package is currently contemplated to consist of certain real property and other assets used in the electric transmission and distribution business in the vicinity of the Texas-Mexico border, including certain real property and other assets that SDTS owns and leases to SU. The transaction for assets between SU and SDTS is structured to qualify, in part, as a simultaneous, tax deferred, like kind exchange of assets to the extent that the assets exchanged are of “like kind” (within the meaning of Section 1031 of the Internal Revenue Code).

The Asset Exchange Agreement requires an equal exchange of value by the parties based on net book value of assets and working capital amounts. To the extent that the net book value of, and the net working capital amount associated with, the NTX Package does not equal the net book value, and the net working capital amount associated with, the STX Package, the party that is allocated the higher value of assets will settle the difference with cash. Additionally, immediately prior to closing of the Asset Exchange, the equity interests and related economic interests in SDTS held by SU will be cancelled, resulting in SDTS becoming a wholly owned, indirect subsidiary of InfraREIT Partners.

The Asset Exchange Agreement contains customary representations, warranties, covenants, indemnities and termination provisions. The Asset Exchange Agreement further provides, among other items, that no later than 45 days after the date of the Asset Exchange Agreement, the parties will submit to the PUCT a single integrated Joint Application for Sale, Transfer or Merger and other necessary approvals required to effect the Asset Exchange, which application will contain the terms, undertakings and provisions described in the Asset Exchange Agreement.

The closing of the transactions contemplated by the Asset Exchange Agreement is also subject to the satisfaction of customary closing conditions, including the substantially concurrent consummation of the Mergers and the transactions contemplated pursuant to the Securities Purchase Agreement among SU Investment Partners, L.P., Sempra Texas Utilities Holdings I, LLC, and Sempra, dated as of October 18, 2018 (whereby Sempra Texas Utilities Holdings I, LLC, a wholly-owned subsidiary of Sempra, will acquire limited partnership interests in SU representing 50% of the economic interest in SU (the “Sempra SU Transactions”)), and the satisfaction of certain regulatory conditions, including the receipt of the approval of the PUCT and other regulatory agencies and the expiration or termination of the applicable waiting periods under the HSR Act.

The Asset Exchange Agreement also contemplates that at closing SU and Oncor will each enter into a future development agreement and, subject to receipt of certain PUCT approvals, an operation and maintenance agreement, the forms of which are attached as exhibits to the Asset Exchange Agreement. The future development agreement addresses ownership and funding of potential future SU transmission projects involving at least one endpoint in Oncor’s service territory, with Oncor and SU each funding and owning certain percentages of the project depending on the location of such transmission project’s end points. The operation and maintenance agreement provides that Oncor will provide to SU, which as a result of the Sempra SU Transactions will be an affiliate of Oncor for purposes of PUCT rules, certain operations and maintenance services with respect to the STX Assets. Such services will be provided by Oncor to SU at cost without a markup or profit.

Among other customary termination rights, the Asset Exchange Agreement may be terminated by SU or Oncor if the closing of the Asset Exchange does not occur within 270 days after the date of the Asset Exchange Agreement (the “Initial Outside Date”); provided, however, that the Initial Outside Date shall be extended for the same period of time, no more than 180 days beyond the Initial Outside Date, that the Initial Termination Date of the InfraREIT Merger Agreement is extended. In addition, the Asset Exchange Agreement may be terminated by SDTS and Oncor (acting jointly) or SU if the PUCT issues an order that denies the approval sought in the PUCT filings. The Asset Exchange Agreement will automatically terminate if the Mergers are validly terminated pursuant to the terms of the InfraREIT Merger Agreement.

The foregoing discussion of the terms of the Asset Exchange Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Asset Exchange Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.2 and the terms of which are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements in this Current Report on Form 8-K, other than statements of historical facts (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the timing of the anticipated transactions contemplated by the InfraREIT Merger Agreement and the Asset Exchange Agreement, and any of the applicable parties’ post-acquisition plans and intentions, and other statements that are not historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the satisfaction of conditions to closing the definitive agreements for the transactions; obtaining required governmental, regulatory and lender approvals that may delay the transactions or result in the imposition of conditions that could cause the parties to abandon the transactions or be onerous to Oncor; the expected timing to consummate the proposed transactions; the risk that the businesses will not be integrated successfully; the risk that any potential cost savings and any other potential synergies from the transactions may not be fully realized or may take longer to realize than expected; disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; and the diversion of management time and attention to issues related to the transactions. Further discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the U.S. Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are included herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 18, 2018, among Oncor Electric Delivery Company, LLC, 1912 Merger Sub LLC, Oncor T&D Partners, LP, InfraREIT, Inc., and InfraREIT Partners, LP.*

2.2	Agreement and Plan of Merger, dated October 18, 2018, among Sharyland Distribution & Transmission Services, L.L.C., Sharyland Utilities, L.P., and Oncor Electric Delivery Company LLC.*

*

Certain schedules and attachments referenced in the Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or attachment will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ Don J. Clevenger
Don J. Clevenger Senior Vice President and Chief Financial Officer

Dated: October 18, 2018